CRM MUTUAL FUND TRUST (the "Trust")
N-SAR SUB-ITEM 77Q1

Attached to this exhibit are:

(1)	The Action by Written Consent of the Board of Trustees
with regard to the Authorization of Establishment and Designation of CRM Mid/Large Cap Value Fund.

(2)	Amendment to Schedule A Dated as of October 10, 2005
to Agreement and Declaration of Trust of CRM Mutual
Trust Schedule of Portfolios and Classes

(3)	The Amended and Restated Investment Advisory Agreement
incorporating the CRM Mid/Large Cap Value Fund.


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                        CRM MUTUAL FUND TRUST
                      Action by Written Consent
                       of the Board of Trustees

Authorization of Establishment and Designation of CRM
Mid/Large Cap Value Fund and Authorization to File Post-
Effective Amendment to Registration Statement

Pursuant to Article 5, Section 5.2 of the Agreement and
Declaration of Trust, dated as of March 30, 2005 (the
"Declaration of Trust"), of CRM Mutual Fund Trust (the
"Trust"), the undersigned, being at least a majority of the Board of Trustees of the Trust, hereby consent to and adopt the following resolutions as and for the action of the Board of Trustees of the Trust:

RESOLVED: 	that pursuant to Article 3, Section
3.2 of the Declaration of Trust of the
Trust, the undersigned hereby
authorize and approve the
establishment and designation of CRM
Mid/Large Cap Value Fund (the
"Portfolio") as a portfolio of the
Trust.

FURTHER RESOLVED, that pursuant to Article 3, Section
3.2 of the Declaration of Trust, the
establishment of Investor Shares and
Institutional Shares as classes of
stock of the Portfolio be, and hereby
is, approved.

FURTHER RESOLVED, that pursuant to Section 3.2 of the Declaration of Trust, the amendment to Schedule A of the Declaration of Trust attached hereto establishing and designating the Portfolio as an additional portfolio of the Trust and establishing Investor Shares and
Institutional Shares as classes of
stock of the Portfolio be, and hereby
is, approved.

FURTHER RESOLVED, that the preferences, voting powers, rights, duties and privileges of each class of the Portfolio shall be as set forth in Article 3, Section 3.4 of the Declaration of Trust and in the Trust's Registration Statement on Form
N-1A as may be amended from time to
time, as otherwise established by law
or as from time to time determined by
the Board of Trustees of the Trust.

FURTHER RESOLVED, that the issuance of an unlimited number of shares of beneficial interest with a par value of $.01 per share of the Portfolio be, and hereby is, approved.

FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, and each of them acting singly hereby is, authorized, empowered and directed on behalf of the Trust to arrange for the preparation, execution and filing with the Securities and Exchange Commission of a Post-Effective Amendment to the Trust's Registration Statement on Form
N-1A to register an indefinite number
of shares of beneficial interest of
the Portfolio for sale under the
Securities Act of 1933, and such
exhibits or other documents which they
deem necessary or appropriate, upon
advice of counsel to the Trust,
relating to the registration of the
Portfolio under the Securities Act of
1933 and the Investment Company Act of
1940.

FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, and each of them acting singly hereby is, authorized to perform such additional acts, and to execute and file such documents, as may be necessary or appropriate in order to implement the foregoing resolutions.



IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent as of the 10th day of October, 2005.



/s/ Louis Ferrante                /s/ Clement C. Moore, II
Louis Ferrante                    Clement C. Moore, II
As trustee and not individually   As trustee and not individually



/s/ Louis Klein, Jr.              /s/ Carlos A Leal
Louis Klein, Jr.                  Carlos A. Leal
As trustee and not individually   As trustee and not individually



                        AMENDMENT
                           TO
                       SCHEDULE A
             DATED AS OF OCTOBER 10, 2005
                           TO
           AGREEMENT AND DECLARATION OF TRUST
                           OF
                 CRM MUTUAL FUND TRUST
             SCHEDULE OF PORTFOLIOS AND CLASSES


PORTFOLIO                            CLASS OF SHARES

CRM Small Cap Value Fund            Investor Shares
                                    Institutional Shares

CRM Small/Mid Cap Value Fund        Investor Shares
                                    Institutional Shares

CRM Mid Cap Value Fund              Investor Shares
                                    Institutional Shares

CRM Large Cap Value Fund            Investor Shares
                                    Institutional Shares

CRM Mid/Large Cap Value Fund        Investor Shares
                                    Institutional Shares



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                    INVESTMENT ADVISORY AGREEMENT
                              between
                       CRM MUTUAL FUND TRUST
                               and
                   CRAMER ROSENTHAL MCGLYNN, LLC

THIS INVESTMENT ADVISORY AGREEMENT (this "Agreement") made as of this 15th day of June, 2005, by and between CRM Mutual Fund
Trust a Delaware statutory trust (the "Trust"), and Cramer
Rosenthal McGlynn, LLC, a limited liability corporation organized under the laws of the state of New York (the "Adviser").

WHEREAS, the Trust is registered under the Investment
Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and offers for sale distinct series of shares of beneficial interest each corresponding to a distinct portfolio (each a "Fund" and collectively, the "Funds"); and

WHEREAS, the Trust desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser on behalf of one or more Funds of the Trust, and to have that investment adviser provide or perform for each Fund various research, statistical and investment services; and

WHEREAS, the Adviser is willing to furnish such services to the Trust with respect to each of the Funds listed on Schedule A to this Agreement on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties as follows:

1	Employment of the Adviser.  The Trust hereby employs
the Adviser to invest and reinvest the assets of each Fund in the manner set forth in Section 2 of this Agreement, subject to the direction of the trustees and the officers of the Trust, for the period, in the manner, and on the terms set forth
hereinafter.  The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth.  The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether
herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.
2.	Obligations of, and Services to be Provided by, the
Adviser.  The Adviser undertakes to provide the services
hereinafter set forth and to assume the following obligations:
A.	Investment Advisory Services.
(i)	The Adviser shall direct the investments of
each Fund subject to and in accordance with the Fund's
investment objective, policies and limitations as provided in
(1) its Prospectus and Statement of Additional Information (the "Prospectus") and other governing instruments, as amended from time to time, and (2) any other directions and policies which the Board of Trustees of the Trust ("Trustees") may issue to the Adviser from time to time (clause (1) and (2) together with respect to a Fund, its "Investment Parameters").
(ii)	The Adviser is authorized, in its discretion
and without prior consultation with the Trust, to purchase and sell for each Fund, securities and other investments consistent with the Fund's Investment Parameters
B.	Corporate Management Services.
(i)	The Adviser shall furnish for the use of the
Funds office space and all office facilities, equipment and
personnel necessary for servicing the investments of the Funds.
(ii)	The Adviser shall pay the salaries of all
personnel of the Funds and the Adviser performing services
relating to research, statistical and investment activities on behalf of the Funds.
C.	Provision of Information Necessary for
Preparation of Registration Statement, Amendments and Other Materials. The Adviser will make available and provide such information as the Trust and/or its administrator(s) may reasonably request for use in the preparation of its
registration statement, reports and other documents required by any applicable federal, foreign or state statutes or regulations.
D.	Code of Ethics.  The Adviser has adopted a
written code of ethics complying with the requirements of Rule
17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940, as amended, and will provide the Trust, on the date of this Agreement, a copy of the code of ethics and evidence of its adoption.  An executive officer of the Adviser shall furnish to the Trustees any reports required under Rule
17j-1 under the 1940 Act.
E.	Disqualification.  The Adviser shall immediately
notify the Trustees of the occurrence of any event which would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or any other applicable statute or regulation.
F.	Other Obligations and Services.  The Adviser
shall make its officers and employees available to the Trustees and officers of the Trust for consultation and discussion
regarding the management of each Fund and its investment activities.
3.	Execution and Allocation of Portfolio Brokerage.
A.	The Adviser, subject to the control and direction
of the Trustees, shall have authority and discretion to select brokers and dealers to execute portfolio transactions for each
Fund, and for the selection of the markets on or in which the transactions will be executed.
B.	In acting pursuant to Section 3A, the Adviser
will place orders through such brokers or dealers in conformity with the portfolio transaction policies set forth in a Fund's registration statement.
C.	It is understood that neither the Trust nor the
Adviser will adopt a formula for allocation of a Fund's brokerage.
D.	It is understood that the Adviser may, to the
extent permitted by applicable laws and regulations, aggregate securities to be sold or purchased for any Fund and for other clients of the Adviser in order to obtain the most favorable price and efficient execution. In that event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to its other clients.
E.	It is understood that the Adviser may, in its
discretion and subject to applicable law, use brokers who
provide the Adviser with research, analysis, advice and related services to execute portfolio transactions on behalf of the
Funds, and the Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Adviser determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to each Fund and its other clients and that the
total commissions paid by such Fund will be reasonable in
relation to the benefits to the Fund over the long term.
F.	It is understood that the Adviser may use brokers
who are affiliated with the Adviser provided that (i) no such broker will be utilized in any transaction in which such broker acts as principal; and (ii) the commissions, fees or other remuneration received by such brokers is reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers in connection with comparable transactions
involving similar securities being purchased or sold during a comparable period of time.
G.	The Adviser shall provide such reports as the
Trustees may reasonably request with respect to each Fund's
total brokerage and portfolio transaction activities and the manner in which that business was allocated.
4.	Delegation of Adviser's Obligations and Services.
With respect to any or all Funds, the Adviser may enter into one or more contracts ( each, a "Sub-Advisory Agreement") with a sub-adviser in which the Adviser delegates to such sub-adviser any or all of its obligations or services specified in Section 2 of this Agreement, provided that each Sub-Advisory Agreement imposes on the sub-adviser bound thereby all the duties and conditions the Adviser is subject to under this Agreement, and further provided that each Sub-Advisory Agreement meets all requirements of the 1940 Act and rules thereunder.
5.	Expenses of the Trust.  It is understood that the
Trust will pay all its expenses other than those expressly
stated to be payable by the Adviser hereunder, which expenses payable by the Trust shall include, without limitation:
A.	fees payable for administrative services;
B.	fees payable for accounting services;
C.	the cost of obtaining quotations for calculating
the value of the assets of each Fund;
D.	interest and taxes;
E.	brokerage commissions, dealer spreads and other
costs in connection with the purchase or sale of securities;
F.	compensation and expenses of its Trustees other
than those who are "interested persons" of the Trust within the meaning of the 1940 Act;
G.	legal and audit expenses;
H.	fees and expenses related to the registration and
qualification of the Trust and its shares for distribution under state and federal securities laws;
I.	expenses of typesetting, printing and mailing
reports, notices and proxy material to shareholders of the Trust;
J.	all other expenses incidental to holding meetings
of the Trust's shareholders, including proxy solicitations therefor;
K.	premiums for fidelity bond and other insurance coverage;
L.	the Trust's association membership dues;
M.	expenses of typesetting for printing Prospectuses;
N.	expenses of printing and distributing
Prospectuses to existing shareholders;
O.	out-of-pocket expenses incurred in connection
with the provision of custodial and transfer agency service;
P.	service fees payable by any Fund for providing
personal services to the shareholders of the Fund and for
maintaining shareholder accounts for those shareholders;
Q.	distribution fees; and
R.	such non-recurring expenses as may arise,
including costs arising from threatened legal actions, suits and proceedings to which the Trust is a party and the legal obligation which the Trust may have to indemnify its Trustees and officers with respect thereto.
6.	Compensation of the Adviser.  For the services and
facilities to be furnished hereunder, the Adviser shall receive advisory fees calculated at the annual rates listed along with each Fund's name in Schedule B attached hereto. The aggregate of such advisory fees for all Funds shall be payable monthly as soon as practicable after the last day of each month based on each Fund's average daily net assets.
7.	Activities and Affiliates of the Adviser.
A.	The services of the Adviser to the Trust are not
to be deemed exclusive, and the Adviser is free to render
services to others and engage in other activities; provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Adviser's ability to meet all of its obligations with respect to rendering services to the Trust hereunder.
B.	The Trust acknowledges that the Adviser or one or
more of its "affiliated persons" may have investment
responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Adviser, its "affiliated persons" or any of its or their directors, officers, agents or employees may buy, sell or trade in securities for its or their respective accounts
("Affiliated Accounts").  Subject to the provisions of Section 3 of this Agreement, the Trust agrees that the Adviser or its "affiliated persons" may give advice or exercise investment responsibility and take such other action with respect to
Affiliated Accounts which may differ from the advice given or the timing or nature of action with respect to one or more
Funds, provided that the Adviser acts in good faith. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or
otherwise deal with positions in investments in which one or more Funds may have an interest. The Adviser shall have no obligation to recommend for any Fund a position in any investment which an Affiliated Account may acquire, and the
Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for its Funds or
otherwise.
C.	Subject to and in accordance with the Agreement
and Declaration of Trust of the Trust and By-Laws of the Trust
as currently in effect and the 1940 Act and the rules
thereunder, it is understood that Trustees, officers and agents of the Trust and shareholders of the Trust are or may be
interested in the Adviser or its "affiliated persons" as
directors, officers, agents or shareholders of the Adviser or its "affiliated persons"; that directors, officers, agents and shareholders of the Adviser or its "affiliated persons" are or may be interested in the Trust as trustees, officers, agents, shareholders or otherwise; that the Adviser or its "affiliated persons" may be interested in the Trust as shareholders or otherwise; and that the effect of any such interests shall be governed by said Agreement and Declaration of Trust, By-Laws and the 1940 Act and the rules thereunder.
8.	Liabilities of the Adviser.  In the absence of willful
misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Trust or to any shareholder of the Trust or any Fund for any act or omission in the course of, or connected with, rendering services
hereunder or for any losses that may be sustained in the
purchase, holding or sale of any security or the making of any investment for or on behalf of a Fund.
9.	Effective Date; Term.  This Agreement shall become
effective on the date first written above and shall remain in force for a period of two years from such date, and from year to year thereafter, but only so long as such continuance is
specifically approved at least annually by the Trustees,
including the vote of a majority of the Trustees who are not "interested persons" of the Trust, cast in person at a meeting called for the purpose of voting on such approval, or by vote of a majority of the outstanding voting securities. The aforesaid provision shall be construed in a manner consistent with the
1940 Act and the rules and regulations thereunder.
10.	Assignment.  No "assignment" of this Agreement shall
be made by the Adviser, and this Agreement shall terminate automatically in event of such assignment. The Adviser shall notify the Trust in writing in advance of any proposed change of "control" to enable the Trust to take the steps necessary to enter into a new advisory agreement.
11.	Amendment.  This Agreement may be amended at any time,
but only by written agreement between the Adviser and the Trust, which amendment is subject to the approval of the Trustees and, where required by the 1940 Act, the shareholders of any affected
Fund in the manner required by the 1940 Act and the rules thereunder.
12.	Termination.  This Agreement:
A.	may at any time be terminated without payment of
any penalty by the Trust with respect to any Fund (by vote of the Trustees or by "vote of a majority of the outstanding voting securities") on sixty (60) days' written notice to the Adviser;
B.	shall immediately terminate in the event of its
"assignment"; and
C.	may be terminated with respect to any Fund by the
Adviser on sixty (60) days' written notice to the Trust.
13.	Definitions.  As used in this Agreement, the terms
"affiliated person," "assignment," "control," "interested
person" and "vote of a majority of the outstanding voting
securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any
applicable orders of exemption issued by the Securities and
Exchange Commission.
14.	Notice.  Any notice under this Agreement shall be
given in writing addressed and delivered or mailed postage
prepaid to the other party to this Agreement at its principal place of business.
15.	Severability.  If any provision of this Agreement
shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be
affected thereby.
16.	Governing Law.  To the extent that state law has not
been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the state of Delaware.
IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.

CRM MUTUAL FUND TRUST, on behalf
of its series listed on Schedule A
hereto

By:	/s/ Ronald H. McGlynn
Name: Ronald H. McGlynn
Title: Chief Executive Officer


CRAMER ROSENTHAL MCGLYNN, LLC
By:	/s/ Carlos Leal
Name: Carlos Leal
Title: Chief Financial Officer



                      AMENDED AND RESTATED
                   SCHEDULE A AND SCHEDULE B
                  DATED AS OF NOVEMBER 5, 2005
                              TO
                  INVESTMENT ADVISORY AGREEMENT
                   DATED AS OF JUNE 15, 2005
                           BETWEEN
                     CRM MUTUAL FUND TRUST
                             AND
                CRAMER ROSENTHAL MCGLYNN, LLC

	Schedule A and Schedule B to the Investment Advisory
Agreement between CRM Mutual Fund Trust and Cramer Rosenthal
McGlynn, LLC dated as of June 15, 2005 are hereby amended and restated as of the date set forth above as follows:


                          SCHEDULE A
                             TO
                  INVESTMENT ADVISORY AGREEMENT
                          BETWEEN
                     CRM MUTUAL FUND TRUST
                            AND
                  CRAMER ROSENTHAL MCGLYNN, LLC

                Name of Funds
                CRM Small Cap Value Fund
                CRM Small/Mid Cap Value Fund
                CRM Mid Cap Value Fund
                CRM Mid/Large Cap Value Fund
                CRM Large Cap Value Fund




                       SCHEDULE B
                          TO
              INVESTMENT ADVISORY AGREEMENT
                       BETWEEN
                 CRM MUTUAL FUND TRUST
                        AND
              CRAMER ROSENTHAL MCGLYNN, LLC

                       Fee Schedule

FUND                                   ANNUAL FEE AS A % OF
                                       AVERAGE DAILY NET ASSETS

CRM Small Cap Value Fund           .75% of the Fund's first $1
                                   billion of average daily net
                                   assets; .70% of the Fund's next
                                  $1 billion of average daily net
                                  assets; and .65% of the Fund's
                                  average daily net assets over
                                  $2 billion.

CRM Small/Mid Cap Value Fund      .75% of the Fund's first $1
                                  billion of average daily net
                                  assets; .70% of the Fund's next
                                  $1 billion of average daily net
                                  assets; and .65% of the Fund's
                                  average daily net assets over
                                  $2 billion.

CRM Mid Cap Value Fund            .75% of the Fund's first $1
                                  billion of average daily net
                                  assets; .70% of the Fund's next
                                  $1 billion of average daily net
                                  assets; and .65% of the Fund's
                                  average daily net assets over
                                  $2 billion.

CRM Mid/Large Cap Value Fund     .75% of the Fund's first $1
                                 billion of average daily net
                                 assets; .70% of the Fund's next
                                 $1 billion of average daily net
                                 assets; and .65% of the Fund's
                                 average daily net assets over
                                 $2 billion.

CRM Large Cap Value Fund         .55% of the Fund's first $1
                                 billion of average daily net
                                 assets; .50% of the Fund's next
                                 $1 billion of average daily net
                                 assets; and .45% of the Fund's
                                 average daily net assets over
                                 $2 billion.



IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.

CRM MUTUAL FUND TRUST

By:	/s/ Ronald H. McGlynn
Name: Ronald H. McGlynn
Title: Chief Executive Officer


CRAMER ROSENTHAL MCGLYNN, LLC

By:	/s/ Carlos Leal
Name: Carlos Leal
Title: Chief Financial Officer